                                                                   EXHIBIT 10.12


                           STOCK PURCHASE AGREEMENT



                                    Between


Mr. Andreas Zwimpfer, Riedsortstrasse 59, 6553 Weggis, Switzerland

Mr. David Keat, Doffstrasse 227, 5462 Siglistorf, Switzerland

Mr. Charles Fraefel, Maienweg 8, 5102 Rupperswil, Switzerland

Mr. Chula de Silva, Dorfstrasse 59, 5425 Schneisingen, Switzerland

Mr. Tim Moser, Bergackerstrasse 33, 6330 Cham, Switzerland

                                                                   "the Sellers"


                                      and


Viador, Inc., 167 Second Ave., San Mateo, CA, USA 94401

                                                                 "the Purchaser"

WHEREAS Viador AG, Tafernstrasse 4, 5405 Baden-Dattwil, Switzerland (the "Company"), has a share capital of CHF 100'000, divided into 100 registered shares with a nominal value of CHF 1'000 each;

WHEREAS the Sellers together own all registered shares of the Company;

WHEREAS the Sellers intend to sell these shares to the Purchaser and the Purchaser intends to purchase such shares from the Sellers;

NOW, THEREFORE the parties have come to the following agreement.


                                   ARTICLE 1
                                   ---------
                         Sale and Purchase of Shares,
                         ----------------------------
                                Purchase Price
                                --------------

1.1  Sale and Purchase of Shares. Subject to the terms and conditions defined
     ---------------------------
     herein, Sellers hereby agree to sell and transfer to Purchaser and Purchaser agrees to buy from the Sellers, all of their respective rights, title and interest in and to 100 registered shares of the Company with a nominal value of CHF 1'000 each.

1.2  Purchase Price. The purchase price amounts to USD 20'000 per share, i.e.
     --------------
     USD 2'000'000 (United States Dollars two million) for all the shares sold pursuant to art. 1.1 of this Agreement.

     The purchase price shall be paid as follows:

(a) On the Closing Date, Purchaser shall pay to each of the Sellers a total sum of USD 1'000'000 (United States Dollars one million) allocated between and amongst the respective Sellers as set forth in Exhibit 1.2.a.
                                                            -----

(b) At any time after the Closing Date that Purchaser, at its sole discretion may so elect, but no later than three Business Days (as defined in art. 1.5 of this Agreement) following the first anniversary of the Closing Date (the "Payment Date"), the Purchaser shall deliver to each Seller either of the following: (i) such number of registered shares in the Purchaser that, based on the twenty days average NASDAQ closing price of Purchaser's stock for the twenty days period ending three Business Days prior to the Payment Date, corresponds to the amount in United States Dollars as set forth in Exhibit 1.2.b next to
                                                         -------------
     such Seller's name (the "Future Shares"), it being understood that any fractions of Future Shares below one shall be paid out in cash to the respective Seller or, (ii) the actual net amount of United States Dollars as set forth in Exhibit 1.2.b. Purchaser's election to make said payment by
                     -------------
     delivery of Future Shares or by cash as set forth herein, shall be within Purchaser's sole discretion. Should Purchaser by the Payment Date neither have delivered the Future Shares nor paid the amount provided for under this article 1.3 (b), then Purchaser shall exclusively be entitled and shall exclusively be obliged to effect the cash payment as provided for under this article 1.3 (b). In such an event the Purchaser shall, in addition, pay an interest rate of twelve (12) percent per year on the amount due (including interest accrued thereon pursuant to article 1.3), such interest being due as from the Payment Date.

     If the Purchaser is no longer listed on NASDAQ or some equivalent stock ex-change and/or if a third party gains control over the Purchaser, the Purchaser shall no longer hand over the Future Shares to the Sellers as provided for by this art. 1.2 (b) but shall, within 10 days after such event pay to the Sellers the amount that is set forth in Exhibit 1.2b. A
                                                              ------------
     third party gains control over the Purchaser in the sense of this article
     1.2 (b) if it, alone or in a concerted action with others, directly or indirectly, acquires at least fifty percent of all the shares in the Purchaser or appoints at least half of the Purchaser's board members.

1.3 Interest on Amounts Owing. Purchaser shall pay six percent (6%) interest per annum on all amounts owing to Sellers. Payment of such interest shall be by the same means, and subject to the same terms, conditions and limitations, set forth in art. 1.2, 1.2(a) and 1.2(b) herein. Interest shall be payable from the first day following the Closing Date and shall be calculated based on a 365 days calendar year. There shall be no prepayment penalty.

1.4 Notice of Payment Date. Purchaser shall give notice of the Payment Date to Sellers no later than twenty Business Days preceding the Payment Date.

1.5 Business Days. For purposes of this Agreement a Business Day shall mean any other day than a Saturday, a Sunday or a day on which commercial banks in the State of California are required or authorized to be closed by the law of the State of California or by U.S. Federal Law.

                                   ARTICLE 2
                                   ---------
                                    Closing
                                    -------

2.1  Closing Date of Transaction. The transaction described in this Agreement
     ---------------------------
     shall be consummated at the offices of Baker & McKenzie, at Zollikerstrasse 225 in Zurich, on January 20, 2000. The date at which the transaction described in this Agreement is to be consummated shall hereinafter be referred to as the "Closing Date".

2.2  Transfer of Shares and Payment of Purchase Price.
     ------------------------------------------------

a)   On the Closing Date, Sellers shall deliver to Purchaser:

     - 100 registered shares of the Company with a nominal value of CHF 1'000 each, endorsed in blank;

     - an unanimous written resolution of the Company's Board of Directors consenting to the transfer of these shares to the Purchaser and the re-gistration of the Purchaser as sole shareholder in the Company's share register;

     - the share register of the Company in which the Purchaser has been registered as shareholder for the amount of shares purchased;

     - letters of resignation of the Company's directors in accordance with art. 5 of this Agreement.

b) On the Closing Date, Purchaser shall pay a net amount of USD 1'000'000 (United States Dollars one million) to be used as payment to Sellers in frac-tions indicated next to each Seller's name in Exhibit 1.2a. On the
                                                        ------------
     Closing Date, Purchaser, directly or indirectly as it may decide in its sole discretion, shall transfer USD 1'000'000 to a trust account of Sellers' Swiss Counsel Baker & McKenzie at UBS AG in Zurich-Bellevue, account No. 225-P2718045.5 for further distribution to the Sellers in accordance with Exhibit 1.2a. For purposes of this Article 2.2 the payment by Purchaser shall be effected and completed upon arrival of USD 1'000'000 net in the UBS trust account. Purchaser shall then have met all of its obligations under this art. 2.2b and shall have no responsibility for the further transfer of the respective amounts each of the Sellers.

c) If Purchaser elects to transfer its registered shares, in lieu of cash, as set forth in Art. 1.2(b), no later than three Business Days following the first anniversary of the Closing Date, the Purchaser shall

     - deliver to each of the Sellers a copy of an unanimous written resolution of the Purchaser's board of directors consenting to the transfer of these shares to the Sellers and the registration of the Sellers as Shareholders in the Purchaser's share register;

     - deliver to each of the Sellers a copy of the respective entries in the share register of the Purchaser in which the Sellers have been registered as Shareholders for the amount of shares they receive pursuant to art. 1.2 (b).

     - deposit with a bank or broker, to be designated by each of the Sellers in accordance with art. 2.3 of this Agreement, such number of Future Shares as this Seller is entitled to pursuant to art. 1.2 (b). Such delivery may, within the sole discretion of the Purchaser, be effected through physical delivery of share certificates or in book entry form.

     - deliver to each of the Sellers the opinion of Purchaser's counsel as provided for under art. 4.5.

2.3 Designation of Accounts. In order to enable the Purchaser to effect, at its sole discretion, the cash payment (which shall be effected through wire transfer) or the delivery of Future Shares as provided for in art. 1.2(b) hereof, each of the Sellers shall, no later than 20 Business Days following the Closing Date, notify in writing to the Purchaser, (i) his bank account to which any cash payment shall be made and (ii) his bank deposit and/or brokerage account to which any delivery of Future Shares shall occur.
     Each Seller may at any time, but no later than ten Business Days prior to the first anniversary of the Closing Date and, in any event, no later than ten Business Days after the Purchaser's notice of election in accordance with article 1.2 (b), notify the Purchaser in writing of another bank account and/or bank deposit and/or brokerage account.

2.4  Right to Rescind the Agreement. Sellers may rescind this Agreement if the
     ------------------------------
     amounts provided for in Exhibit 1.2b are not paid on the Closing Date as provided for in art. 2.2b of this Agreement.

     Purchaser may rescind this Agreement if the documents mentioned in art. 2.2.a of this Agreement are not remitted on the Closing Date.

                                   ARTICLE 3
                                   ---------
                   Representations and Warranties of Sellers
                   -----------------------------------------

Sellers jointly and severally represent and warrant for the Company as follows (articles 3.1 through 3.18):

3.1  Organization and Qualification. The Company is duly organized and validly
     ------------------------------
     exists under the laws of Switzerland and has full right and authority to own and to operate its properties and to engage in the business in which it is now engaged. Exhibit 3.1 contains the Articles of Incorporation and
                     -----------
     organizational regulations of the Company as in force on the Closing Date.

3.2  Capital Structure. As of the Closing Date, the Company has a share capital
     -----------------
     of CHF 100'000. No further capital, non-voting stock, convertible securities or similar rights in the Company have been or will by the Closing Date be created, issued, or agreed to be issued. All the shares sold pursuant to art. 1.1 of this Agreement have been validly issued and fully paid-in, and represent all ownership interest in the Company.

3.3  Ownership. As of the Closing Date, Sellers are the sole owners of and have
     ---------
     good and valid title to the shares sold in accordance with art. 1 of this Agreement, free and clear of all liens, encumbrances, options, charges, equities and claims arising from any privilege, pledge or security arrangement. On the Closing Date Sellers have full right and capacity to transfer and sell complete title to such shares.

     Upon delivery of the documents mentioned in art. 2.2.a of this Agreement, Purchaser will receive good and valid title to such shares, free and clear of all liens, encumbrances or other rights of third parties.

3.4  Minutes of the Shareholders' Meetings and of the Board of Directors'
     --------------------------------------------------------------------
     Meetings. Exhibit 3.4 contains true copies of all the Minutes of
     --------  -----------
     Shareholders' Meetings and Directors Meetings of the Company. The Sellers warrant that neither the shareholders' meeting nor the board of directors of the Company have adopted any resolutions which are not recorded in these minutes.

3.5  Financial Statements. Exhibit 3.5 contains the balance sheets and the
     --------------------  -----------
     profit and loss statement of the Company as of December 31, 1999. These financial statements are in accordance with U.S. Generally Accepted Accounting Principles and show a true and fair view of the financial condition of the Company as of December 31, 1999.

     In particular, on December 31, 1999 the Company had no more liabilities (including contingent liabilities) than those recorded on the balance sheets set forth, in Exhibit 3.5.
                          -----------

     In particular, the Company has good and clear title, free of all liens and/or other encumbrances whatsoever, to all assets listed on the balance sheets set forth in Exhibit 3.5.
                         -----------

3.6  Absence of Adverse Changes. Sellers represent and warrant that in the
     --------------------------
     period between December 31, 1999 and the Closing Date, the Company:

     - has not suffered any adverse changes in their financial position or assets or business;

     - has conducted its business in the ordinary course and has not made any unusual contracts, contract changes or commitments, and has not sold, assigned or transferred any tangible or intangible assets other than in the ordinary course of business;

     - has not incurred any obligation or liability (absolute or contingent) except current liabilities incurred in the ordinary course of business and has not mortgaged, pledged or subjected to a lien or encumbrance any of its tangible or intangible assets;

     - has not suffered any damage, destruction or loss by fire or other casualty;

     - has not made any declaration, setting aside, or payment of any dividend or any other distribution of profit, or any direct or indirect redemption, purchase or other acquisition of any quotas or shares of the Company;

     - has not increased the total compensation payable to its employees, and has not adopted any profit sharing plan, bonus plan or new pension or benefit plan.

3.7  Permits and Authorizations. The Company has all the permits and authori-
     --------------------------
     zations which are necessary to carry on its business. The fact that this Agreement is executed and the transaction contemplated herein is consummated will not lead to the automatic termination of such permits and authorizations and will also not give rise to any right of the competent authorities or other third parties to terminate such permits and authorizations.

3.8  Claims and Litigation. As of the Closing Date, there are no actions, suits
     ---------------------
     or proceedings pending or threatened or likely to be asserted against the Company either in court or before any administrative board, agency or commission.

3.9  Taxes. As of the Closing Date, the Company has timely filed all tax returns
     -----
     for income taxes, sales taxes, withholding taxes, stamp taxes, payroll taxes, social security taxes and property taxes and all other taxes of every kind whatsoever required by law to have been filed, and all such tax returns are complete and accurate. Sellers are liable for any taxes to be paid on constructive dividends paid by the Company to the Sellers or to third parties before the Closing Date.

     The Company has paid or made adequate provisions for all taxes which have become due by the Closing Date, whether pursuant to said returns or pursuant to any assessment, and there is no further liability for any such taxes and no interests or penalties accrued or accruing with respect thereto.

3.10 Agreements with Third Parties. The Company is not in default under any
     -----------------------------
     agreements to which it is a party. Sellers, furthermore, represent and warrant that neither the execution of this Agreement nor the consummation of the transaction contemplated herein will terminate any agreements to which the Company is a party or give rise to any right of a third party to terminate such agreements. This Agreement, when effective, shall not cause any breach (ma-terial or minor) of any agreement to which the Sellers or the Company or any of them is a party.

     Exhibit 3.10 contains copies of all the following agreements which the
     ------------
     Company has concluded:

     -  license agreements;

     - leases and leasing contracts which provide for annual payments of more than CHF 10'000;

     - agreements with suppliers or customers with a term of more than three months or a contract value of more than CHF 10'000 or which grant customers a payment term of more than sixty days;

     - contracts with works councils, labor unions and/or other employee organizations;

     -  distributorship and agency agreements;

     - guarantees and sureties granted with respect to any obligation of third parties (including the Sellers and any parties related with him);

     -  joint venture and cooperation agreements;

     -  confidentiality agreements;

     -  management and consulting agreements;

     -  severance contracts with employees, agents and distributors,

     - non-compete agreements and non-solicitation agreements obliging the Company;

     - other contracts or commitments in excess of CHF 10'000 or which cannot be terminated on three months notice without payment of compensation.

     - other agreements, which contain any provision limiting or prohibiting any rights of assignment or sublicense, including but not limited to such limitations or prohibitions resulting from a change of ownership clause contained in such agreements.

     - other shareholder agreements (including without limitation voting agreements, voting pooling agreements, proxy agreements, share transfer agreements, warrant and/or option agreements, co-sale agreements, buy-sell agreements and share purchase agreements).

     - other agreements which contain an indemnity provision and/or hold harmless provision in which the Company is an indemnitor or may otherwise be obliged to hold any other party harmless from any amount of loss, damage, liability or the like.

     Sellers warrant that these copies are true, accurate and complete, these agreements are binding and in force on the Closing Date, the text of these agreements covers the full scope of such agreements and that there are no other oral or written agreements between the Company and the third parties concerned.

3.11 Intellectual Property/Know-how. The Company owns at the Closing Date all
     ------------------------------
     the know-how and all patents, trademarks, trade names, copyrights, domain names and other intellectual property rights which are necessary for the conduct of its business as it is now conducted. In particular, all the patents, trade names, copyrights, trademarks and domain names set forth in

     Exhibit 3.11 are valid and owned by the Company. Furthermore, Sellers
     ------------
     warrant that such patents, trade names, copyrights, trademarks and domain names do not violate the rights of any third party, third parties do not have any rights to and, to the best of Sellers' knowledge, are not infringing such patents, trade names, copyrights, trademarks and domain names and that the Company has no obligations to disclose such patents, trade names, copyrights, trademarks and domain names to any third parties.

3.12 Employment Matters. Exhibit 3.12 contains true copies of all employment
     ------------------  ------------
     agreements of the Company concerning employees which have either signature authority or a yearly salary exceeding CHF 12'000. Sellers warrant that the text of these agreements covers the full scope of the agreements between the Company and the employees concerned and that there are no other agreements concerning the employment relationship. Sellers, furthermore, warrant that such agreements are binding and in force on the Closing Date.

3.13 Social Security. Sellers warrant that all filings necessary in connection with social security matters (AHV/IV/EO/ALV) have been made and that all payments due have been timely effected.

3.14 Pension Plan. Sellers warrant that all accrued pension claims of the Com-pany's present and former employees are adequately covered by funds of spe-cial foundations by insurance contracts or by provisions the Company has specifically established for such purpose and that all insurance premiums, if any, have been paid or accrued.

3.15 Insurance Policies. With the exception of insurance policies covering
     ------------------
     single cars, all insurance policies of the Company are contained in Exhibit
     3.13. Sellers warrant that such policies are in full force at the Closing Date and that the Company has done nothing either by way of action or inaction which might lead to the cancellation of such policies. Sellers, furthermore, warrant that such insurance coverage is adequate for the risks associated with the Company's activities and assets.

3.16 Compliance with Legal Requirements. The Company has not violated
     ----------------------------------
     applicable laws, ordinances, regulations, decrees or orders of any government entity.

     Sellers warrant, in particular, that the Company and its plants, real estate and equipment comply with all applicable labor, occupational health and safety and environmental laws, regulations, decrees and orders, and the competent authorities have not informed the Company that they will issue any orders with which the Company does not yet comply as of the Closing Date.

3.17 Product Liability. Sellers warrant that third parties have no claims
     -----------------
     against the Company in connection with any products delivered or services rendered by the Company before the Closing Date.

3.18 Disclosure. Purchase has conducted a preliminary due diligence review. All
     ----------
     information furnished by or on behalf of Sellers in connection with the trans- action contemplated by this Agreement is accurate in all material respects and Sellers are not aware of any facts of materially adverse significance to the

     Company, its properties, or business operations which are not disclosed in this Agreement or the Annexes to this Agreement.

                                   ARTICLE 4
                                   ---------
                  Representations and Warranties of Purchaser
                  -------------------------------------------

Purchaser represents and warrants for the Purchaser the following (articles 4.1 through 4.6):

4.1  Organization and Qualification. The Purchaser is duly organized and validly
     ------------------------------
     exists under the laws of the State of Delaware and has full right and authority to own and to operate its properties and to engage in the business in which it is now engaged.

4.2  Authority. The Purchaser has the right, power and authority to execute and
     ---------
     deliver this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of Purchaser, and no other proceeding, authorization or approval on the part of the Purchaser is necessary to authorize the execution and delivery of this Agreement or the performance by the Purchaser of any of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser, and when executed and delivered by all required parties thereto, will be legal, valid, and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar laws of general application affecting the rights of creditors.

4.3. Approvals. Except as set forth in Exhibit 4.3, no consent, approval,
     ---------                         -----------
     order, or authorization of, or notice of registration, filing with, any governmental authority or third party is required by the Purchaser in connection with the execution and the delivery of this Agreement, or the consummation of the transactions contemplated hereby.

4.4. Non-Contravention. The execution and delivery of this Agreement and the
     ------------------
     consummation of the transactions contemplated hereby will not (a) violate any provision of the by-laws of the Purchaser; and, to the best of Purchaser's knowledge, (b) violate any material obligation under any contract to which the Purchaser is a party or by which it or any of its assets is bound; (c) violate any lien or result in the creation or imposition of any material lien upon any property of the Purchaser; or (d) violate or conflict with any other material restriction or any law, ordinance, rule, order, arbitration award, judgment or decree to which the Purchaser or any of its property is subject.

4.5  Ownership. If Purchaser elects to transfer its registered shares, in lieu
     ---------
     of cash, as set forth in art. 1.2(b), then Purchaser shall deliver to Sellers good and valid title to the shares in accordance with art. 2.2.c of this Agreement, free and clear of all liens, encumbrances, options, charges, activities and claims arising from any privilege, pledge or security arrangement and do not bear any restrictive legend. To that effect, Purchaser shall also be required to issue instructions and hand over an opinion of its counsel that the shares are saleable without restriction on NASDAQ under U.S. law, to Seller's transfer agent.

     On the first anniversary of the Closing the Future Shares will have been validly issued and fully paid in. Immediately following the transfer the Sellers can, without any restriction, sell all Future Shares on NASDAQ.

4.6  Partial Liquidation. Purchaser agrees not to take any measures within a
     -------------------
     period of five years as from the Closing Date that would qualify as an indirect partial liquidation in the sense of Swiss tax law. In particular, Purchaser agrees not to merge the Company and guarantees that the Company does not pay any substance dividend paid out of funds that accumulated prior to the Closing Date. In case the Purchaser is transferring the shares of the Company and to a third party, the Purchaser shall oblige the acquirer to observe this obligation.

     The Sellers, however, agree to such a transaction provided that the Purchaser submits a written confirmation by the competent tax authorities that the relevant transaction does not trigger any negative tax consequences for any of the Sellers.

                                   ARTICLE 5
                                   ---------
                                    Remedies
                                    --------

5.1  Term of Warranties and Representations. The representations and warranties
     --------------------------------------
     set forth in art. 3 and 4 of this Agreement shall continue in effect until the first anniversary of the Closing Date, except as otherwise specified in this Article. The representations and warranties set forth in art. 3.9 shall continue in effect until the statute of limitation on the tax claims concerned has expired.

     The representations and warranties set forth in art. 4.4 of this Agreement shall continue in effect for a period of 18 months as from the Closing Date and the representations and warranties set forth in art. 4.5 for a period of five years as from the Closing Date.

5.2  Waiver of Notification Requirement. The parties waive the notification and
     ----------------------------------
     examination requirements pursuant to Art. 201 of the Swiss Code of Obliga-tions, However, the Purchaser shall notify the Sellers within 60 days after the Purchaser has detected a breach of warranties, describing in reasonable detail such breach and any damages suffered by the Company as a result of such breach.

5.3  Remedies. In case of a breach of warranty or representation by the Sellers,
     --------
     Sellers shall restitute to the Purchaser the amount by which the actual situation of the Companies differs from the situation described in such warranty or representation provided, however, that each Seller shall only be liable for such a share in the amount due that corresponds to his share as set forth in Exhibit 5.3. The Purchaser shall be entitled to reduce the
                     -----------
     number of Future Shares to be handed over to each of the Sellers pursuant to art. 1.2 (ii) by reducing the amounts set out in Exhibit 1.2b in
                                                         ------------
     proportion to each Seller's share as set out in Exhibit 5.3.
                                                     -----------

     In case of a breach of warranty or representation by the Purchaser, Purchaser shall restitute to each Seller the amount by which his actual situation differs from the situation described in such warranty or representation.

5.4  Procedure with Third Parties and Authorities. If a breach of warranty
     --------------------------------------------
     exists because any authorities or other third parties raise claims against the Company or if the Company in connection with such a breach has to enforce any rights or claims against authorities or other third parties, such negotia-tions and proceedings shall be carried on in consultation with the Sellers who may also take over such negotiations and proceedings and conduct them themselves for the account of the Company.

                                   ARTICLE 6
                                   ---------
                           Resignations of Directors
                           -------------------------

At the Closing Date, Sellers shall remit to Purchaser resignations of all the directors of the Company. Such resignations shall contain a clause in which the directors confirm that they have no claims against the Company.

Purchaser agrees to hold an extraordinary shareholders' meeting immediately after the Closing Date and to elect new directors at such meeting. Purchaser agrees to grant complete discharge to the present directors at such meeting for their acts and decisions known or disclosed to Purchaser on or before the Closing Date. The consent of the Purchaser to the Company's financial statements and the discharge of the directors does not operate as a waiver of Purchaser's claims under art. 3 of this Agreement.

                                   ARTICLE 7
                                   ---------
                                   Covenants
                                   ---------

7.1  Covenant not to Compete. The Sellers shall neither, for a period of two
     -----------------------
     years from the date hereof, accept any part or full time employment in any of the following companies:

     Plumtree, Epicentric, InfoImage, 2Bridge, Brio, Business Objects, Cognos, Hummingbird, Verano and/or Information Advantage (hereinafter referred to as "Competitors")

     nor act as a consultant or representative of any Competitor.

7.2  Conduct of Business. The Sellers shall secure from the date hereof until
     -------------------
     the Closing:

     - no significant action and decision (in particular, regarding investments and employment of managers) shall be taken without prior written approval of Purchaser; and

     - the Company shall not change the terms and conditions of any material agreement or contract in which it is a party (all agreements contained in Exhibit 3.10 shall be considered as material),
           ------------

7.3  Termination of Agreements between the Companies and Sellers and among
     ---------------------------------------------------------------------
     Sellers. On or before the Closing Date, Sellers shall terminate all
     -------
     agreements existing between the Company and any Seller as well as any Shareholders agreements, except for the existing employment relationships between the Company and Messrs. Charles Fraefel and Chula de Silva. The termination of such agreement shall not oblige the Company to make any payments in compensation of termination such as severance payments or any payment for a notification period extending beyond the Closing Date.

                                   ARTICLE 8
                                   ---------
                                 Miscellaneous
                                 -------------

8.1  Cost. Each party bears the fees of its counsel and advisors. Purchaser
     ----
     shall,
     however, bear all costs of Sellers' advisors and/or consultants directly related to the due diligence review and to the preparation of the Company's accounts under U.S. generally accepted accounting principles.

8.2  Notice. Any notice, request, instruction or other document deemed by either
     ------
     party to be necessary or desirable to be provided to the other party shall be in writing and shall be delivered by international overnight courier or via Facsimile as follows:

     If to Purchaser:                   Viador, Inc.
                                        Attn. Mr. Ben Connors
                                        167, Second Avenue
                                        San Mateo, CA 94401
                                        USA
                                        Fax + 1-650-685 3098

     With a copy to:                    Dr. Markus Guggenbuhl
                                        Pestalozzi Haegi & Partners
                                        Arterstrasse 24
                                        P.O. Box
                                        8032 Zurich
                                        Switzerland
                                        Fax + 41-1-254 34 10

     If to Sellers:                     Mr. Andreas Zwimpfer
                                        Riedsortstrasse 59
                                        6553 Weggis
                                        Switzerland
                                        Fax + 41-41-391 00 59

     With a copy to:                    Dr. Peter Reinert
                                        Baker & McKenzie
                                        Zollikerstrasse 225
                                        P.O. Box
                                        8034 Zurich
                                        Fax + 41-1 384 12 84

     Each party may at any time change its address by giving notice to the other party in the manner described above.

8.3  No Waiver. The failure of any of the parties to enforce any of the
     ---------
     provisions of this Agreement, or any rights with respect thereto, shall in no way be considered as a waiver of such provisions or rights or in any way affect the validity of this Agreement. The waiver of any breach of this Agreement by any party, hereto shall not operate to be construed as a waiver of any other prior or subsequent breach.

8.4  Entire Agreement. This instrument embodies the entire agreement between the
     ----------------
     parties hereto with respect to the transaction contemplated herein and there have been and are no agreements or warranties between the parties other than those set forth or provided for herein. This agreement may be amended only in writing through a document signed by all the parties hereto.

8.5  Binding on Successors. All of the terms, provisions and conditions of this
     ---------------------
     Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives.

8.6  Announcements. Sellers and Purchaser shall consult before issuing press
     -------------
     releases or otherwise making any public statements or any statements to the Company's employees with respect to this Agreement and shall not issue any such press release or statement without the prior approval of the other party. The parties shall not disclose any term of this Agreement to any third parties without the explicit consent of the other party.

8.7.  Counterparts. This Agreement may be executed in counterparts.
      ------------

                                   ARTICLE 9
                                   ---------
                     Transfer of Management Responsibility
                     -------------------------------------

As of the Closing Date, Purchaser takes over full responsibility for the Company's management and operations.

                                   ARTICLE 10
                                   ----------
                         Governing Law and Arbitration
                         -----------------------------

10.1  Governing Law. This Agreement shall be subject to and governed by Swiss
      -------------
      Law with the exception of the UN Convention on the International Sale of Goods of April 11, 1980.

10.2  Arbitration. All disputes arising out of or in connection with this
      -----------
      agreement, including disputes on its conclusion, binding effect, amend-ment or termination, shall be resolved, to the exclusion of the ordinary courts, by an Arbitral Tribunal in Zurich in accordance with the Inter-national Arbitration Rules of the Zurich Chamber of Commerce.

IN WITNESS WHEREOF, the parties thereto have executed this agreement as of this January 20, 2000.

Sellers:                      Purchaser:
                              Viador, Inc.

/s/ Andreas Zwimpfer          /s/ Ben Connors
--------------------          ---------------
Andreas Zwimpfer              By: Ben Connors
                              Its: Vice President, Business Development and
                              International

/s/ David Keat
--------------
David Keat



/s/ Charles Fraefel
-------------------
Charles Fraefel



/s/ Chula de Silva
------------------
Chula de Silva



/s/ Tim Moser
-------------
Tim Moser

                                 Exhibit 1.2a

On the Closing Date, the Purchaser shall pay to each of the Sellers the amount set out next to, such Seller:

Andreas Zwimpfer                                        USD 250'000
David Keat                                              USD 250'000
Charles Fraefel                                         USD 250'000
Chula de Silva                                          USD 150'000
Tim Moser                                               USD 100'000

                                  Exhibit 1.2b

Each of the Sellers shall receive such number of Future Shares corresponding to the following amounts set next to his name:

Andreas Zwimpfer                                        USD 250'000
David Keat                                              USD 250'000
Charles Fraefel                                         USD 250'000
Chula de Silva                                          USD 150'000
Tim Moser                                               USD 100'000

                                  Exhibit 4.3

If Purchaser elects to pay its indebtedness in accordance with Art 1.2(b) in Future Shares, said future shares shall be Registered; as such, Purchaser shall be required to and be responsible for registering said Future shares in accordance with U.S. law and any applicable state laws.

                                  Exhibit 5.3

Liability of Sellers


Andreas Zwimpfer                                          25%
David Keat                                                25%
Charles Fraefel                                           25%
Chula de Silva                                            15%
Tim Moser                                                 10%

                                     Index



1. Articles of Incorporation and organizational regulations of the Company. (Exhibit 3.1)

2. Minutes of Shareholders' Meetings and Directors' Meetings of the Company. (Exhibit 3.4)

3. Financial Statements.
   (Exhibit 3.5)

4. Agreements with Third Parties.
   (Exhibit 3.10)

5. Intellectual Property/Domain Names/Know-how.
   (Exhibit 3.11)

6. Insurance Policies.
   (Exhibit 3.13)

7. Arbeitsvertrage
   (Exhibit 3.12)

                          ORAGANIZATIONAL REGULATIONS

                                       of

                                   Viador AG

                                       in

                                 Baden-Dattwil

________________________________________________________________________________


Art. 1:  Statutory Basis
-------  ---------------

These Regulations are enacted by the Board of Directors in accordance with Arti-cle 716b para. 2 of the Swiss Code of Obligations and Article 14 para. 2 of the Articles of Incorporation of the Company.

The purpose of the Regulations is to define the executive powers within the Com-pany and to delegate part of the responsibilities and powers of the Board of Di-rectors to the Management of the Company.


Art. 2:  Executive Bodies of the Company
-------  -------------------------------

The Company has the following executive bodies:

1.  The Board of Directors

2.  The Management


Art. 3:  Relationship with Viador Inc.
-------  -----------------------------

The Company is a wholly owned subsidiary of Viador Inc., San Mateo, USA. In or-der to ensure efficient group management, the Board of Directors of Viador Inc. will issue directives as may be necessary from time to time. The Company shall comply with those directives as long as they are not in violation with any legal, statutory or other provisions as may be applicable in Switzerland or elsewhere.

The parent company Viador Inc. shall delegate at least one representative to the Board of Directors of the Company who shall inform the Company of all group ac-tivities and other important affairs, thereby enabling the Board of Directors to fulfill its legal duties and obligations.

Art. 4:  Board of Directors
-------  ------------------

4.1  Organization

The Board of Directors elects from its members the Chairman and the Delegate (Managing Director). The Board of Directors may appoint, as the case may be, a Vice-Chairman. It may also appoint a secretary who does not necessarily have to be a member of the Board.

4.2  Meetings

The Board of Directors shall convene as often as the business and affairs of the Company require a meeting and whenever it is requested by one of its members, but at least once a year.

It shall be necessary to give not less than ten days' notice of a meeting of the Board of Directors to each director unless he otherwise agrees in writing or by telex of by such other means as the Board may approve.

The meetings may also be held in the United States.

4.3  Resolutions

Board resolutions are taken by the majority of the votes of the directors present and each resolution requires the affirmative vote of the Chairman except if the Chairman sends a written waiver of participation to the Company. There is no minimum quorum required.

4.4  Circular Resolutions and Other Forms of Resolutions

If a written proposal for a resolution has been submitted, the resolution may be taken by circular letter, telefax or telegram, unless a director demands a discussion in a formal meeting. A resolution by circular letter shall require the approval of the majority of all the members of the Board of Directors, including the Chairman of the Board of Directors.

Resolutions may also be taken by way of a telephone or video conference, unless a director requests a discussion in a formal meeting. Resolutions by telephone or video conference shall be minuted in accordance with Article 4.5.

4.5.  Minutes

The meetings of the Board and the resolutions taken by the Board shall be minuted. Such minutes shall in particular contain the declarations made by any one member with the request to be minuted as well as all the resolutions.

The Minutes shall be signed by the Chairman of the meeting and the secretary.

4.6   Information

Any member of the Board of Directors may request information about all the mat-ters concerning the Company.

At meetings, all board members as well as all persons responsible for manage-ment are required to provide the information requested. Outside meetings, each Board member has the right to request information from the persons responsible for the management regarding the general business affairs and, with the approval of the Chairman, also regarding particular business transations.

4.7   Powers of the Board of Directors

The Board of Directors shall have the following non-transferable and inalienable duties:

(i) The ultimate management of the Company and the giving of the necessary directives;

(ii)  The establishment of the organization;

(iii) The structuring of the accounting system and the financial controls as well as the financial planning necessary to manage the Company;

(iv) The appointment and removal of the persons entrusted with the general management and the representation of the Company, as well as the signa-tory power of such persons;

(v) The ultimate supervision of the persons authorized to manage the Com-pany, in particular, in view of compliance with the law, the Articles of Incor-poration, these Regulations and the Board directives;

(vi) The preparation of the business report as well as the preparation of the general meeting of shareholders and the implementation of its resolutions;

(vii) The notification of the judge in the case of overindebtedness of the Company.


Art. 5:  Delegation of the Management
-------  ----------------------------

The Management of the Company shall consist of the Managing Director and the Managers. The Management shall constitute itself and set up its own organization. The Board of Directors fully delegates all powers it has to manage the affairs of the Company to the extent the management is not by law reserved to the Board of Directors (Art. 716a CO). In particular, the Management shall implement the business policies of the Company as defined by the Board and manage the day-to-day business of the Company.

Art. 6:  Reporting
-------  ---------

In each meeting of the Board of Directors the management informs the Board on the state of affairs of the Company so as to allow the Board of Directors to comply with its statutory duty to ultimately manage and supervise the Company. In particular, once a year the management provides the Board of Directors with a comprehensive business report. If deemed necessary or appropriate, the managing director may request the participation of other officers.

At any time, the Management shall report without delay to the Board of Directors all significant changes, developments and other events affecting the business of the Company.

Art. 7:  Miscellaneous
-------  -------------

7.1  Effectiveness

These Regulations shall become effective as of January [  ] 2000.

7.2  Modifications and Amendments

Modifications and amendments of these Regulations require a resolution of the Board of Directors to be taken by a unanimous vote of all of the members of the Board of Directors.


Place and date:


The Chairman of the Board:



---------------------
Ben Connors

                                    MINUTES


            of the Extraordinary General Meeting of the Shareholders

                                       of

                                   Viador AG

                                       in

                                 Baden-Dattwil

                               held on [  ] 2000,

at the offices of Pestalozzi Haegi & Partners, Arterstrasse 24, CH-8032 Zurich

________________________________________________________________________________

Mr. Ben Connors opens the meeting and takes the chair. Dr. Markus Guggenbuhl acts as secretary and scrutineer.

No objection is made against the form, place or date for which this meeting is called. The Chairman states that all shares of the Company are represented at the meeting and that today's Extraordinary General Meeting of the Shareholders is therefore validly constituted as a universal meeting within the meaning of Art. 701 of the Swiss Code of Oligations.

No objection is raised against these statements by any person present.



I.   AGENDA


1.   Resignation and Discharge of Members of the Board of Directors


2.   Election of Members of the Board of Directors


                               ******************

II.  MINUTES OF THE MEETING


1.   Resignation of two Members of the Board of Directors

     The general meeting of shareholders takes note of the resignation of Messrs. Charles Zwimpfer and David Keat from the Board of Directors and resolves to discharge both of them for their services rendered to the Company to the extent such services are known or were disclosed to the shareholders.

2.   Election of new Member of the Board of Directors

     The general meeting of shareholders elects Messrs. Ben Connors, San Mateo, USA, and Dr. Markus Guggenbuhl, Meilen, as a new members of the Board of Directors.

     (Deutsche Ubersetzung: Die Generalversammlung wahlt die Herren Ben Connors, San Mateo, USA, und Dr. Markus Guggenbuhl, Meilen, neu in den Verwaltungsrat)


The meeting is closed at []


January [  ], 2000


The Chairman:                       The Secretary and Scrutineer:


---------------------               ------------------------------
Ben Connors                         Dr. Markus Guggenbuhl

                              CIRCULAR RESOLUTION

                          of the Board of Directors of

                                   Viador AG

                                 Baden-Dattwil

                          dated as of January 20, 2000


The undersigned, being all of the Directors of Viador AG, Baden-Dattwil, hereby waive to require a meeting and approve, consent to and unanimously adopt the following resolution:

                                    AGENDA:
                                    -------


1.  Adoption of the organisational regulations

                                      ***

1. The Board further resolves to adopt the organisational regulations as at-tached in Annex 1 hereto.

                               ZIRKULARBESCHLUSS

                            des Verwaltungsrates der

                                   Viador AG

                                 Baden-Dattwil

                              per 20. January 2000

________________________________________________________________________________

Die unterzeichnenden Mitglieder des Verwaltungsrates der Viador AG, Baden-Dattwil, verzichten hiermit auf die Einberufung einer Sitzung und fassen einstimmig folgenden Beschluss:


                                  TRAKTANDUM:
                                  -----------


1.   Annahme des Organisationsreglements

                                      ***

1. Der Verwaltungsrat beschliesst, das Organisationsreglement gemass Anhang 1 zu diesem Beschluss anzunehmen.

__________________                   ___________________________
Ben Connors                          Charles Fraefel



_________________________
Dr. Markus Guggenbuhl